UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/06/2006

ASG Consolidated LLC

Exact name of registrant as specified in its charter

Delaware	333-123636	20-1741364
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

2025 First Avenue, Suite 900, Seattle, Washington 98121 (206) 374-1515

Address of principal executive offices and Registrant’s telephone number including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement

On October 6, 2006, the Board of Directors (the “Board”) of ASC Management, Inc., the ultimate parent company of ASG Consolidated LLC (“ASG Consolidated” or the “Registrant”) approved the American Seafoods Group LLC Performance Unit Plan (“PUP”) and the American Seafoods Group LLC 2006 Dividend Return Incentive Plan (“DRIP” and, together with the PUP, the “Plans”). A brief description of the material terms and conditions of the Plans is set forth below. The Plans are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

American Seafoods Group LLC Performance Unit Plan

Purpose. The purpose of the PUP is to (a) to enhance long-term equity holder value creation; (b) to provide an increased incentive for eligible individuals to assert their best efforts by conferring benefits based on improved financial performance of the Registrant’s wholly-owned subsidiary, American Seafoods Group LLC and its subsidiaries (collectively, “ASG”); and (c) to encourage such persons to remain in the service of ASG.

Eligibility. All executive officers of ASG, and any other employees of ASG that are recommended by ASG’s chief executive officer and approved by the Board, are eligible to participate in the PUP.

Awards. Awards under the PUP consist of performance units that entitle each holder to a cash payout of between $0—$2.00 per unit based on the financial performance of ASG over the three year fiscal period beginning January 1 of the year of grant. The actual performance of ASG is measured against a pre-established financial performance target recommended by the chief executive officer and approved by the Board to determine the final unit value to be paid to award recipients. Awards are granted by the Board based upon recommendations made by the chief executive officer, however, the Board may also grant specific authority to the chief executive officer, or any committee of the Board, to make direct grants of awards under the PUP.

Vesting and Payout. The awards vest at the end of the three year period that begins on January 1 of the year of grant. As soon as practicable after determination of the final unit value, but in any event not later than 90 days following the end of the final fiscal year in the vesting period, holders of vested awards will receive a cash payment equal to the number of vested performance units multiplied by the final unit value.

Change of Control and Accelerated Vesting. Upon a Change in Control (as defined in the PUP) all unvested awards will immediately vest and be payable as if the financial performance of the most recently completed fiscal year were maintained for the remaining fiscal years of the awards’ term. In addition, if a participant terminates his or her employment with ASG due to Retirement or Disability (each as defined in the PUP) or death prior to the end of the vesting period for any awards, all unvested awards held by such participant shall immediately vest as if a Change of Control had occurred as of the date of such event. Notwithstanding the foregoing, in the event a participant terminates employment by reason of Retirement and, within two years immediately following such termination, engages in any capacity in a business that is in substantial direct competition with the business of, and in the geographic area served by, ASG, such individual shall be required to return any cash payments made pursuant to the awards as a result of such Retirement. The chief executive officer’s determination of whether an individual has acted in competition with ASG shall be made in his or her sole discretion.

Forfeiture of Awards. If a participant’s employment with ASG terminates for any reason prior to end of a vesting period for any awards (other than for Retirement, Disability or death), such participant’s participation in the PUP will automatically terminate as of the effective date of such termination of employment and such participant will not be entitled to receive any future awards or any payments under the PUP with respect to any outstanding awards still subject to vesting, unless the participant’s employment agreement with ASG expressly states otherwise, or the Board determines otherwise in its discretion.

2006 Awards. For awards made in 2006, the Board established a financial performance measure referred to as Return to Equity, or RTE, which is defined as EBITDA minus capital expenditures and interest expenses (excluding unrealized gains/losses on derivative contracts) incurred during the period.

•	The target RTE for the three-year period beginning January 1, 2006 and ending December 31, 2008 is $151.5 million.

•	The final value of each unit at the end of the three-year vesting period is equal to an amount determined by the following equation:

V= ((P/T) – .90) *10 where

V= Final Per Unit Value (maximum of $2.00)

P = Actual RTE for the Period

T = Target RTE for the Period

The Board has authorized an aggregate of 2,400,000 units to be awarded for 2006 and has specifically authorized a grant of 600,000 units to Bernt O. Bodal, chief executive officer; 300,000 units to Inge Andreassen, President of American Seafoods Company LLC; 250,000 units to John Cummings, President of American Pride Seafoods LLC; and 150,000 units to Brad Bodenman, chief financial officer. The Board also authorized Mr. Bodal to allocate the remainder of the awards among executive officers and other key employees of ASG in his sole discretion.

American Seafoods Group LLC 2006 Dividend Return Incentive Plan

Purpose. The purpose of the DRIP is to enable ASG to compensate employee optionholders for certain distributions that occur prior to the exercise of their options.

Eligibility. Any ASG employee who (i) holds options to purchase units of American Seafoods, L.P. (“ASLP”) and (ii) who is employed by ASG on the effective date of the DRIP, or, if later, the date such options are granted.

Awards. The DRIP provides for the automatic grant of plan participation units, or PPUs, to holders of ASLP options equal to the number of ASLP units underlying such options. Three series of participation units (A, A-1 and E) are authorized for grant, with each series corresponding to a currently outstanding series of options.

Vesting and Payout. The PPUs are scheduled to vest on April 1 of the fiscal year immediately following the final year in which vesting of the corresponding series of options may occur (the “Payout Date”). On the Payout Date, a participant will be entitled to receive a cash payment that is designed to compensate the participant for cash distributions made on the equity of ASLP during the time the participant held unexercisable options. The cash payment is equal to the sum of A minus B, where A and B are:

A	the product of:

(i)	the excess, if any, of

(1)	the number of such PPUs held by the participant on the Payout Date over

(2)	the aggregate number of ASLP units underlying the corresponding series of options that remain unvested as of the Payout Date; multiplied by

(ii)	the aggregate per unit cash distributions in excess of distributions made for the purposes of paying taxes on the income of the ASG (“Tax Distributions”) made with respect to ASLP units since the date the PPUs were received and

B	is the aggregate cash distributions other than Tax Distributions received by the participant since the PPU grant date with respect to ASLP units that the participant acquired through the exercise of the corresponding series of options.

Change of Control and Accelerated Vesting. In the event of a Change in Control (as defined in the Year 2000 ASLP Option Plan) that causes the full acceleration of a participant’s options, the participant will be entitled to a cash payout with respect to his or her PPUs promptly following such Change in Control, but in all events not later than the first day of the third month following the end of the taxable year in which the Change in Control occurs. In addition, if a participant’s employment is terminated by ASG “without cause” as defined in the DRIP, then (i) the participant’s PPUs shall become vested as of the date of such termination of employment, (ii) such termination date shall be treated as the Payout Date with respect to all of the PPUs held by such participant and (iii) the cash payout amount shall be calculated as of the date of termination. The cash payout payable to such holder shall be paid to the participant within 10 business days after termination from employment.

Forfeiture of Awards. If a participant’s employment with ASG terminates for any reason other than without cause (including termination due to death or disability) such participant’s PPUs will automatically terminate as of the effective date of such termination of employment and such participant (or the beneficiary in the event of a participant’s death) will not be entitled to receive any payments with respect to any PPUs held by him or her. PUP with respect to any outstanding awards still subject to vesting, unless the participant’s employment agreement with ASG expressly states otherwise, or the Board determines otherwise in its discretion.

2006 Awards. AS noted above, the DRIP provides for automatic grants of PPUs to holders of currently outstanding ASLP options. Accordingly, the following named executive officers have received awards of PPUs under the DRIP:

Bernt Bodal:	8,987 Series E PPUs
Brad Bodenman:	2,015 Series E PPUs
Inge Andreassen:	2,451 Series E PPUs
John Cummings:	351 Series A PPUs and 1,089 Series E PPUs
Matthew Latimer:	1,371 Series A-1 PPUs and 1,730 Series E PPUs

An additional 14,528 Series E PPUs, 1,053 Series A PPUs and 370 Series A-1 PPUs have been granted to other employee holders of ASLP options.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	– American Seafoods Group LLC Performance Unit Plan

Exhibit 10.2	– American Seafoods Group LLC 2006 Dividend Return Incentive Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASG Consolidated LLC

Date: October 12, 2006	By:	/s/ Brad Bodenman
Brad Bodenman
Chief Financial Officer